SCHEDULE A
                                     TO THE
                          EXPENSE LIMITATION AGREEMENT
                   EFFECTIVE AS OF NOVEMBER 29, 2010 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                       CHAMPLAIN INVESTMENT PARTNERS, LLC


                    MAXIMUM ANNUAL OPERATING EXPENSE LIMITS


This Agreement relates to the following Funds of the Trust:


NAME OF FUND                              MAXIMUM ANNUAL OPERATING EXPENSE LIMIT
--------------------------------------------------------------------------------
ADVISOR SHARES
Champlain Small Company Fund                             1.40%
Champlain Mid Cap Fund                                   1.30%
Champlain All Cap Fund                                   1.15%
Champlain Emerging Markets Fund                          1.85%

INSTITUTIONAL SHARES
Champlain Mid Cap Fund                                   1.05%
Champlain Emerging Markets Fund                          1.60%


                                        Acknowledged and Accepted by:

                                        Champlain Investment Partners, LLC

                                        /s/ Wendy Nunez
                                        ----------------------------------------
                                        Name: Wendy Nunez
                                        Title: Chief Compliance Officer &
                                               Chief Operating Officer

                                        The Advisors' Inner Circle Fund II

                                        /s/ Dianne M. Descoteaux
                                        ----------------------------------------
                                        Name: Dianne M. Descoteaux
                                        Title: VP & Secretary


Revised: October 8, 2015